Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Green Plains Renewable Energy, Inc. for the year ended November 30, 2007 of our reports dated February 8, 2008 included in its Registration Statement on Form S-8 (No. 333-143147) dated May 22, 2007 relating to the consolidated financial statements and internal controls for the three years ended November 30, 2007 listed in the accompanying index.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

February 13, 2008